Exhibit 99.1

MasterCard Announces

Organizational Realignment

Purchase, NY, November 5, 2007 – MasterCard Incorporated (NYSE:MA) today announced an organizational realignment designed to improve performance in the marketplace by broadening executive responsibilities, hiring a new senior executive and beginning the transition process for the retirement of its Chief Operating Officer, Alan J. Heuer, at the end of 2008.

Heuer has been appointed to the Office of the CEO where he will hold the newly created position of Vice Chairman, and will continue to report to MasterCard President and Chief Executive Officer Robert W. Selander. Also assuming new responsibilities will be:

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Gary J. Flood, former President, Global Account Management, who has been appointed to the newly created position of President, Products and Services, comprising MasterCard Advisors, Marketing and Product.

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Walt M. Macnee, former President, Americas, who has been appointed President, Global Markets, which comprises MasterCard’s Asia Pacific; Canada; Europe; Latin America and the Caribbean; South Asia, Middle East and Africa; and U.S. regions.

•	Chris A. McWilton, who has served as Chief Financial Officer, has been named President, Global Accounts, which includes MasterCard’s largest financial-institution customers around the world.

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Martina Hund-Mejean will succeed McWilton as CFO. She joins the company from Tyco International Ltd., where she served as Senior Vice President and Treasurer since 2002, when she joined the company as part of the “new” management team.

These executives report to the Office of the CEO.

W. Roy Dunbar, President, Global Technology & Operations; Noah J. Hanft, General Counsel and Corporate Secretary; and, Michael W. Michl, Chief Administrative Officer, continue in their current roles and also will report to the Office of the CEO.

These nine individuals will comprise the company’s Executive Committee, which will have responsibility for major policy and operating matters across the company.

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Additionally, Timothy H. Murphy has been named President, U.S. region. He was previously Group Executive, Customer Business Planning and Analysis.

All appointments with the exception of Ms. Hund-Mejean’s are effective November 5. Her appointment will be effective as of November 15. During the interim period, Chris McWilton will have dual responsibility as CFO and President, Global Accounts.

“One of my most important responsibilities as CEO is to plan with our board of directors the continued development of our executive talent, and to manage succession planning,” said Selander. “It’s important that our senior team is composed of executives who have produced results, possess leadership capabilities and have had challenging experiences in different functions and geographies.

“I am very pleased that Martina is joining us, as she brings an outstanding financial and international track record,” Selander stated.

Conference Call Details

At 9:30 a.m. EST today, the Company will host a conference call to discuss the details of this press release.

The dial-in information for this call is 800-259-0251 (within the U.S.) and 617-614-3671 (outside the U.S.). The passcode is 19761348. Later today, a replay of the call will be available for one week following the live call. The replay can be accessed by dialing 888-286-8010 (within the U.S.) and 617-801-6888 (outside the U.S.) and using passcode 90719063.

The live call and the replay can also be accessed through the Investor Relations section of the Company’s website at www.mastercard.com.

About MasterCard Incorporated

MasterCard Incorporated advances global commerce by providing a critical economic link among financial institutions, businesses, cardholders and merchants worldwide. As a franchisor, processor and advisor, MasterCard develops and markets payment solutions, processes over 16 billion transactions each year, and provides industry-leading analysis and consulting services to financial institution customers and merchants. Through its family of brands, including MasterCard®, Maestro® and Cirrus®, MasterCard serves consumers and businesses in more than 210 countries and territories. For more information go to www.mastercard.com.

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MasterCard Executive Bios (in alphabetical order)

W. Roy Dunbar, President, Global Technology and Operations

W. Roy Dunbar, 46, is President, Global Technology and Operations, for MasterCard Worldwide. In this role, Mr. Dunbar oversees MasterCard Worldwide’s strategic processing platform, global network and quality of operations. Since joining MasterCard in 2004, Mr. Dunbar has drawn upon his experience in technology, sales, marketing, product development, and general management to further leverage MasterCard technology and processing capabilities for customers around the world. Previously, Mr. Dunbar worked for Eli Lilly for 14 years where he most recently served as President of Eli Lilly’s Intercontinental Region, with responsibility for operations in Africa, the Middle East, the Commonwealth of Independent States, Asia, Latin America, and the Caribbean. Previously, he was Vice President of Information Technology and Chief Information Officer for Eli Lilly. Born in Jamaica and raised in England, Mr. Dunbar graduated from Manchester University in the United Kingdom with a degree in pharmacy. He later received a master’s of business administration from Manchester Business School.

Gary J. Flood, President, Products and Services

Gary Flood, 49, is President of Products and Services for MasterCard Worldwide. In this capacity, he has responsibility for the key differentiating products and services that MasterCard delivers to its customer financial institutions. Areas reporting to Mr. Flood include Marketing, Product and MasterCard Advisors. Prior to his current position, Mr. Flood was Executive Vice President of Global Account Management for MasterCard Worldwide. In this capacity, Mr. Flood oversaw all of the company’s efforts to support its largest global customers. Previously, Mr. Flood was Senior Vice President of Consumer Card Product Management and Development, where he spent four years directing all MasterCard consumer credit programs in the United States. Mr. Flood joined MasterCard in 1986 as Regional Marketing Director. Before joining MasterCard, he was National Sales Manager for Citicorp’s Merchant Business. Mr. Flood holds a bachelor’s degree in marketing from St. John’s University.

Noah J. Hanft, General Counsel and Corporate Secretary

Noah J. Hanft, 54, is General Counsel and Corporate Secretary for MasterCard Worldwide. In this capacity, he is responsible for legal affairs and public policy as well as Payment Systems Integrity and Franchise Development. Since first joining MasterCard in 1984, Mr. Hanft has held positions of increasing responsibility within the Law Department, including that of Senior Vice President, U.S. Counsel and Assistant General Counsel. He briefly left MasterCard from 1990 to 1993 to become Senior Vice President and Assistant General Counsel of AT&T Universal Card Services. He was previously associated with the intellectual property law firm of Ladas & Parry in New York, and he began his career as a trial attorney in the criminal defense division of the Legal Aid Society. Mr. Hanft has a master of laws degree from New York University School of Law in trade regulations, a doctor of jurisprudence degree from Brooklyn Law School, and a bachelor’s degree from American University, School of Government and Public Administration.

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Alan J. Heuer, Vice Chairman

Alan J. Heuer, 66, is Vice Chairman of MasterCard Worldwide. In this position, Mr. Heuer oversees the allocation of MasterCard resources around the world to ensure that the company operates in the most effective manner possible for its customers and shareholders. Prior to being appointed Vice Chairman in 2007, Mr. Heuer was Chief Operating Officer (COO) for MasterCard. In this position, he oversaw the strategy and implementation of MasterCard customer-related activities around the world. Previously, Mr. Heuer held positions at MasterCard as head of the Customer Group and as Executive Vice President and President of its U.S. Region. Prior to joining MasterCard in 1995, Mr. Heuer was with the Bank of New York, where he served as Executive Vice President, Retail Banking. Earlier, he served as Chief Banking Officer of Marine Midland Bank, N.A. In his 28-year tenure at Marine Midland, Mr. Heuer headed, at various times, regional banking, consumer credit, marketing, human resources and operations. Mr. Heuer holds a bachelor of arts degree from Colgate University and a master’s in business administration from the Simon School at the University of Rochester.

Martina Hund-Mejean, Chief Financial Officer

Prior to joining MasterCard, Martina Hund-Mejean, 47, served as Senior Vice President and Treasurer of Tyco International Ltd. She joined Tyco in 2002 as part of its “new” management. Ms. Hund-Mejean has experience in a number of areas including treasury, mergers and acquisitions, accounting, and investor relations. Prior to Tyco, she was Senior Vice President and Treasurer of Lucent Technologies Inc. (now Alcatel-Lucent). From 1988 to 2000, Ms. Hund-Mejean held a series of finance positions of increasing responsibility at General Motors Corporation, both in the U.S. and U.K., including the Assistant Treasurer post. She began her corporate career as a credit analyst at Dow Chemical in Frankfurt, Germany. Ms. Hund-Mejean received a Master’s degree in Economics from the University of Freiburg, Germany, and an MBA from the Darden Graduate School of Business at the University of Virginia.

Walt M. Macnee, President, Global Markets

Walt M. Macnee, 52, is President, Global Markets for MasterCard Worldwide. In this capacity, he is responsible for MasterCard customer-related activities around the world. With all regions reporting to him, Mr. Macnee is able to leverage the company’s seamless global structure and presence to the benefit of its customer financial institutions. Previously, Mr. Macnee was President of the Americas, with responsibility for building all aspects of MasterCard issuance and acceptance business in the United States, Canada, Latin America and the Caribbean. From 2001 to 2004, Mr. Macnee was President of MasterCard Canada, where he oversaw the company’s efforts to provide advanced, secure, and reliable payment solutions and to strengthen its position in the Canadian banking industry. Mr. Macnee briefly left MasterCard from 2004 to 2006 when he served as Executive Vice President, Canadian Imperial Bank of Commerce, in Toronto. Previously, he spent 18 years with Toronto Dominion Bank. He has earned several university degrees, including a master’s in business administration from York University.

Chris A. McWilton, President, Global Accounts

Chris A. McWilton, 48, is President of Global Accounts for MasterCard Worldwide. In this capacity, Mr. McWilton oversees the company’s efforts to support global customer financial institutions, with a particular emphasis on developing tailored solutions to help

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customers achieve profitable growth. Mr. McWilton joined MasterCard in 2003 as Corporate Controller and was appointed Chief Financial Officer in October of the same year. As CFO, he was responsible for all financial functions, including financial reporting, investor relations, planning, treasury, tax, and new markets and investments. Mr. McWilton led the effort to make MasterCard SOX 404 compliant and helped complete the company’s successful initial public offering in May 2006. Prior to joining MasterCard, Mr. McWilton had a 22-year career with KPMG, where he specialized in financial and SEC reporting and was appointed an SEC Reviewing Partner. Mr. McWilton earned a bachelor’s degree in business administration in accounting from St. Bonaventure University and is a certified public accountant.

Michael W. Michl, Chief Administrative Officer

Michael W. Michl, 61, is Chief Administrative Officer for MasterCard Worldwide. In this position, he has responsibility for global human resources, corporate services and corporate security. Prior to joining MasterCard in 1998, Mr. Michl was Vice President of Global Human Resources at Avon Products, Inc. Previously, Mr. Michl spent 23 years with IBM in an international career including various line and staff positions in sales, marketing, finance and administration, and human resources for IBM Europe, Africa, and North America. He graduated from the University of Vienna with a doctor of law degree.

Timothy H. Murphy, President, U.S. Region

Timothy H. Murphy, 40, is President, U.S. Region, for MasterCard Worldwide. In this capacity, Mr. Murphy is responsible for building all aspects of MasterCard business in the United States. The U.S. Region is MasterCard Worldwide’s largest region, generating approximately half of the company’s gross dollar volume. Prior to his current position, Mr. Murphy was Group Executive of Customer Business Planning & Analysis. Previously, Mr. Murphy was Senior Vice President and Associate General Counsel for MasterCard. Among other responsibilities, he managed MasterCard’s legal compliance with Securities & Exchange Commission regulations and for corporate governance matters. Earlier, Mr. Murphy was Vice President and Senior Counsel of MasterCard. Before joining the company in 2000, Mr. Murphy was an Associate in the New York and London offices of Cleary, Gottlieb, Steen & Hamilton, an international law firm, where he represented clients in connection with securities and capital markets transactions. Mr. Murphy is a member of the Bar in New York and Connecticut. He graduated from Amherst College and Harvard Law School.

Robert W. Selander, President and Chief Executive Officer

Robert W. Selander, 57, is President and Chief Executive Officer of MasterCard Worldwide. Since his appointment in April 1997, Mr. Selander has spearheaded key strategic initiatives that have significantly advanced the company’s position as a leader and innovator in the global payments industry. Foremost on Mr. Selander’s list of accomplishments is his vital role in navigating MasterCard’s transition from a membership association to a publicly traded company. As President and CEO, Mr. Selander also championed the unveiling of a new corporate brand and corporate identity – MasterCard Worldwide – positioning the company as a global leader at The Heart of Commerce™.

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Under his guidance, the world-renowned MasterCard® brand was revitalized with the launch of the now famous Priceless® advertising campaign, which has appeared in 109 countries and in 50 languages. Mr. Selander also implemented a company-wide customer-focused strategy; guided MasterCard’s entrance into the commercial card market; and oversaw the formation of MasterCard Advisors™, the only consultancy solely dedicated to the payments industry. Throughout his tenure, he has backed numerous programs to address the evolving needs of modern commerce, including the continued expansion of innovative payment options, such as MasterCard PayPass™. He has also made substantial investments in technology, building a second-to-none payments-processing platform. Prior to his appointment as President and Chief Executive Officer, Mr. Selander served as Executive Vice President and President of the company’s Europe, Middle East/Africa, and Canada Regions. Before joining MasterCard in October 1994, Mr. Selander spent 20 years with Citicorp/Citibank, N.A. In his last position there, he was the director of Global Retail Strategy. Mr. Selander holds a bachelor of science degree in industrial engineering from Cornell University and a master’s degree in business from Harvard University.

Contacts:

Investor Relations: Barbara Gasper, investor_relations@mastercard.com, 914-249-4565

Media Relations: Harvey Greisman, harvey_greisman@mastercard.com, 914-249-5536

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